EXHIBIT A

to Shareholder Services Plan of

Mutual Fund and Variable Insurance Trust

Amended December 15, 2017

Fund Name	Share Class
Rational Dividend Capture Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Risk Managed Emerging Markets Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Hedged Return Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Dynamic Brands Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Strategic Allocation Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Dynamic Momentum Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Iron Horse Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Select Asset Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Income Opportunities Fund	Class A Shares, Class C Shares, Institutional Shares
Rational NuWave Enhanced Market Opportunity Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Dividend Capture VA Fund
Rational Insider Buying VA Fund
Rational Dynamic Momentum VA Fund	Class A Shares, Institutional Shares
Trend Aggregation Dividend and Income Fund	Class A Shares, Class C Shares, Institutional Shares
Trend Aggregation Growth Fund	Class A Shares, Class C Shares, Institutional Shares

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: _/s/ Jerry Szilagyi______________

Name: Jerry Szilagyi

Title: President and Chief Executive Officer